CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Tremor Video, Inc. 2013 Equity Incentive Plan and New Hire Inducement Stock Option and Restricted Stock Unit Grant of Telaria, Inc. of our report dated March 1, 2018 with respect to the consolidated financial statements of Telaria, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017 filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP
New York, New York
March 1, 2018

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